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                                                                   EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of National-Oilwell, Inc. for the registration of $150,000,000 principal amount of 6 7/8% Senior Notes due 2005, Series B and to the incorporation by reference therein of our report dated February 5, 1998 with respect to the consolidated financial statements of National-Oilwell, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission. We also consent to the incorporation by reference of our report dated January 31, 1996 with respect to the consolidated financial statements of National-Oilwell, a general partnership, and subsidiaries (the predecessor) for the year ended December 31, 1995 also incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997.

                                              /s/ Ernst & Young LLP
                                              ERNST & YOUNG LLP



Houston, Texas
September 22, 1998